RECEIVABLES PURCHASE AND TRANSFER AGREEMENT


                         Dated as of September 20, 1995

                                     between

                                COLOR TILE, INC.,

                                    as Seller

                                       and

                      FIRST INTERSTATE BANK OF TEXAS, N.A.,

                                  as Purchaser

                                    CONTENTS
ARTICLE 1.      Definitions..............................................    1
         Section 1.      Certain Defined Terms...........................    1
         Section 2.      Other Terms.....................................    2
         Section 3.      Computation of Time Periods.....................    2

ARTICLE 2.      Amounts and Terms of the Purchases.......................    2
         Section 1.      Purchase and Sale...............................    2
         Section 2,      Conveyance of Receivables.......................    2
         Section 3.      Collections of Purchased Receivables............    3
         Section 4.      Further Action Evidencing Purchases.............    3
         Section 5.      Assignment......................................    4
         Section 6.      Account Purchase Transaction....................    4
         Section 7.      Repurchase Obligations..........................    4
         Section 8.      Power of Attorney...............................    4

ARTICLE 3.      Conditions of Purchase...................................    4
         Section 1.      Conditions Precedent to the Initial Purchase....    4
         Section 2.      Conditions Precedent to All Purchases...........    5

ARTICLE 4.      Representations and Warranties...........................    6
         Section 1.      Representations and Warranties of the Seller....    6

ARTICLE 5.      General Covenants of the Seller..........................    7
         Section 1.      Affirmative Covenants of the Seller.............    7
         Section 2.      Reporting Requirements of the Seller............    8
         Section 3.      Negative Covenants of the Seller................    8

ARTICLE 6.      Administration and Collection............................    9
         Section 1.      Concerning the Purchaser........................    9
         Section 2.      Notice of Action................................   10
         Section 3.      Effect of Erroneous ACH Debits..................   10

ARTICLE 7.      Events of Purchase Termination...........................   10
         Section 1.      Events of Purchase Termination..................   10

ARTICLE 8.      Indemnification..........................................   11
         Section 1.      INDEMNITIES BY THE SELLER.......................   11
         Section 2.      Notice; Participation...........................   13

ARTICLE 9.      Miscellaneous............................................   13
         Section 1.      Amendments, Etc.................................   13
         Section 2.      Notices, Etc....................................   13
         Section 3.      No Waiver, Remedies.............................   13
         Section 4.      Binding Effect; Assignability...................   14
         Section 5.      Governing Law...................................   14
         Section 6.      Costs, Expenses and Taxes.......................   14
         Section 7.      No Proceedings..................................   14
         Section 8.      Severability of Provisions......................   14
         Section 9.      Execution in Counterparts.......................   14
         Section 10.     Table of Contents and Descriptive Headings......   15

         Section 11.     Savings Clause..................................   15
         Section 12.     DTPA WAIVER.....................................   15
         Section 13.     NO ORAL AGREEMENTS..............................   15
         Section 14.     Arbitration Program.............................   16

         APPENDIX A                 -       Definitions
         SCHEDULE I                 -       Location of Records
         SCHEDULE 2.1(a)            -       Initial Purchased Receivables

                   RECEIVABLES PURCHASE AND TRANSFER AGREEMENT

                         Dated as of September 20, 1995


     COLOR  TILE,  INC.,  a  Delaware  corporation  (the  "Seller"),  and  FIRST
INTERSTATE  BANK  OF  TEXAS,   N.A.,  a  national   banking   association   (the
"Purchaser"), agree as follows:

                             PRELIMINARY STATEMENTS

     1. The Seller  and the  Purchaser  heretofore  entered  into a  Receivables
Purchase Agreement dated as of March 13, 1995 (the "Original Transfer Agreement") pursuant to which, among other things, the Seller sold certain Receivables to the Purchaser.

     2. The Seller and the Purchaser desire to terminate the Original Transfer Agreement, the Purchase Documents (as defined in the Original Transfer
Agreement) and any other agreements relating to the foregoing (the "Prior Agreements").

     3. Certain terms that are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Appendix A to this Agreement.

     4. The Seller has, and expects to have, Receivables that the Seller intends from time to time to sell to the Purchaser pursuant to and in accordance with the terms of this Agreement.

     5. The Purchaser desires to purchase Receivables from the Seller.

     6. The Seller shall provide the purchaser with written ACH Authorizations to debit the accounts of Obligors in order to collect Purchased Receivables.

     7. The Seller and the Purchaser agree that the transactions contemplated in this Agreement are purchases and that they are "account purchase transactions" within the meaning of Article 5069-1.14 of Vernon's Texas Civil Statutes.

     8. Subject to the terms and conditions of this Agreement, the Seller will sell weekly to the Purchaser, and the Purchaser will purchase weekly from the Seller, Purchased Receivables until the Termination Date.

     NOW,  THEREFORE,  in  consideration  of the premises and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.
                                   Definitions

     Section 1.1 Certain Defined TermsSection 1. Certain Defined Terms. For purposes of this Agreement, the terms defined in the opening paragraph hereof, the Preliminary Statements and Appendix A - Definitions hereto have the meanings specified therein.

     Section 1.2 Other TermsSection 2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All

              RECEIVABLES PRUCHASE AND TRANSFER AGREEMENT - Page 1 terms used in Chapter 9 of the Code in the State of Texas, and not specifically defined herein, are used herein as defined in such Chapter 9.

     Section 1.3 Computation of Time PeriodsSection 3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   ARTICLE 2.

                       Amounts and Terms of the Purchases

     Section 2.1 Purchase and SaleSection 2.1 Purchase and Sale.

     (a) On the Effective Date, the Seller hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse (but subject to the representations, warranties, terms, conditions, and covenants contained herein), and the Purchaser hereby purchases the Receivables described on Schedule 2.1(a) hereto.

     (b) On each subsequent Purchase Date, the Seller hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse (but subject to the representations, warranties, terms, conditions and covenants contained herein), and the Purchaser hereby purchases any and all Receivables offered by the Seller on each Purchase Date subject to the terms and conditions hereof. Notwithstanding anything to the contrary contained herein, the Purchaser shall have no obligation to purchase any Receivables (i) on or after the Termination Date, (ii) during the existence of an event specified in Section 3.2(b)(ii) and
(iii) at any time if the aggregate Purchase Price for outstanding Purchased Receivables plus the Purchase Price for proposed Receivables to be purchased would exceed the Commitment Amount.

     Section 2.2 Conveyance of Receivables.

     (a) No later than Noon on each Purchase Date, the Seller will deliver, or cause to be delivered, to the Purchaser the Purchase Report for the Receivables to be purchased. Prior to the sale of each Receivable, the Seller shall possess and maintain the Required Information with respect to each Receivable. The Purchaser shall have no obligation to purchase any Receivable on such Purchase Date if Seller does not have the Required Information relating to each Receivable.

     (b) Upon receipt of the Purchase Report for the Receivables and calculation of the Purchase Price therefor, and subject to satisfaction of the conditions precedent set forth in Article 3, the Purchaser shall pay to the Seller the aggregate Purchase Price for the Receivables purchased on such Purchase Date by wire or account transfer of immediately available funds to a specified account in the name of the Seller or as otherwise directed by the Seller in writing.

     (c) Following payment of the Purchase Price, the ownership of the related Purchased Receivables will be fully vested in the Purchaser. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any Purchased Receivables. The Seller shall mark its master books and records to reflect that the Purchaser owns each Purchased Receivable. In addition, the Seller shall respond to any inquiries with respect to the ownership of Purchased Receivables by stating that it is no longer the owner of such Purchased Receivables and that the ownership of such Purchased Receivables is held by the Purchaser pursuant to the terms of this Agreement. Documents and

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 2 the Required Information relating to Purchased Receivables shall be held in trust by the Seller, for the benefit of the Purchaser as the owner thereof, and retention and possession by the Seller is at the election of the Purchaser and in a custodial capacity for the benefit of the Purchaser.

     (d) On each Purchase Date and the Collection Date, the Purchaser shall pay to the Seller any Deferred Purchase Price then owing.

     Section 2.3 Collections of Purchased  Receivables.

     (a) The Purchaser shall directly collect the Purchased Receivables and the Seller shall fully cooperate with the Purchaser in that regard (including providing all authorizations (including ACH Authorizations) and information necessary for making ACH Debits in respect thereof). The Seller shall not make any ACH Debit in respect of or otherwise attempt to collect any Purchased Receivable. In the event the Seller receives any Collections of Purchased Receivables, it shall receive and hold such Collections in trust for Purchaser and the Seller shall immediately deposit such Collections of Purchased Receivables in the Purchaser's Account.

     (b) ACH Debits. The Seller shall promptly notify the Purchaser of any change in an Obligor's ACH Debit information. The Seller agrees not to initiate any ACH Debit for Receivables involving an Obligor of a Purchased Receivable until after 11:00 a.m. Houston, Texas time on the date the Purchaser could initiate the same pursuant to the ACH Authorization.

     (c) Purchaser Exercise of ACH Authorization. The Purchaser agrees to make ACH Debits in respect of an Obligor on a Purchased Receivable(s) only on or after the due date of such Purchased Receivables.

     Section 2.4 Further Action Evidencing Purchases.

     1. The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to protect or more fully evidence the transfer of ownership of Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Seller will, upon the reasonable request of the Purchaser, (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, or as the Purchaser may reasonably request, (ii) mark conspicuously each invoice evidencing each Purchased Receivable with a legend, acceptable to the Purchaser, evidencing that the Purchaser has purchased all of Seller's right, title, and interest therein, (iii) send notification to Obligors as to the Seller's sale of the Purchased Receivables to the Purchaser, and (iv) mark its master records evidencing Purchased Receivables with such legend.

     2. The Seller hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Purchased Receivables without the signature of the Seller where permitted by law; provided, however, that the same shall clearly reflect the respective roles of the Seller and the Purchaser as a seller and a purchaser, respectively, hereunder.

     Section 5. Assignment. The Seller does hereby sell, transfer, assign, set over, and convey to the Purchaser all right, title, and interest of the Seller in and to all

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 3

     Collections deposited, from time to time, in the Purchaser's Account. All Collections in respect of Purchased Receivables received by the Seller shall be held by the Seller in trust for the benefit of the Purchaser until such amounts are deposited into the Purchaser's Account.

     Section 6. Account Purchase Transaction. The Seller and the Purchaser intend that the transactions contemplated by this Agreement are purchases and sales and agree that each is an account purchase transaction (as defined in art. 5069-1.14 of Vernon's Texas Civil Statutes).

     Section 7. Repurchase Obligations. Upon discovery by any party hereto of any Purchased Receivable being a Disqualified Receivable at the time such Purchased Receivable was purchased by Purchaser from Seller, the party discovering such Disqualified Receivable shall give prompt written notice to the other party hereto and the reasons why the Purchased Receivable is a Disqualified Receivable. Thereafter, upon notice from the Purchaser, the Seller shall on the next succeeding Business Day repurchase such Disqualified Receivable by remitting to the Purchaser the Purchase Price previously paid by the Purchaser of such Disqualified Receivable. Such amount shall be deemed to be a Collection of such Disqualified Receivable and shall be deposited in the Purchaser's Account. ANY SUCH REPURCHASE SHALL BE MADE WITHOUT RECOURSE TO, OR WARRANTY, EXPRESS OR IMPLIED, OF, THE PURCHASER, except that the Purchaser shall represent that it has the title conveyed to it by the Seller and that there are no encumbrances created by, through or under the Purchaser. The Purchaser and the Seller shall execute and deliver an assignment reasonably acceptable to the Purchaser to vest ownership of such Disqualified Receivable in the Seller. To the extent the Seller fails to meet its obligations hereunder, such Purchase Price shall be deducted from any Deferred Purchase Price then or thereafter owing to the Seller.

     Section 8. Power of Attorney. To further effect this Agreement, the Seller hereby irrevocably appoints the Purchaser the Seller's attorney-in-fact, with full power and authority in the place and stead of the Seller and in the name of the Seller or otherwise, from time to time in Purchaser's discretion, to take any action and to execute any documents or instruments which the Purchaser may deem necessary or appropriate to effect Collection of Purchased Receivables that are unpaid because an ACH Debit is not honored. Such power of attorney is irrevocable and coupled with an interest.

                                    ARTICLE 3

                             Conditions of Purchase

     Section 1. Conditions Precedent to the Initial Purchase. The initial Purchase hereunder is subject to the condition precedent that the Purchaser shall have received on or before the date of the initial Purchase under this Agreement the following, each dated such date (unless otherwise indicated), in form and substance satisfactory to the Purchaser:

     1. A copy of resolutions adopted by the Board of Directors of the Seller approving this Agreement and the other Related Documents to be delivered by it hereunder and the transactions and matters contemplated hereby (including a determination that the sales contemplated hereunder are at least equal to the fair market value of the Purchased Receivables), certified by its Secretary or Assistant Secretary;

     2. The charter, as amended, of the Seller, certified by the Secretary of State of the State of incorporation of the Seller, dated not earlier than 10 days prior to the initial Purchase Date;

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 4

     3. Good standing certificates for the Seller issued by the Secretary of State of the State of incorporation of the Seller, dated not earlier than 10 days prior to the initial Purchase Date;

     4. A copy of the Seller's by-laws, as amended, certified by its Secretary or Assistant Secretary;

     5. A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Related Documents to be delivered by it hereunder (on which certificate the Purchaser may conclusively rely until such time as the Purchaser shall receive from the Seller a revised certificate meeting the requirements of this subsection (e));

     6. Proper Financing Statements (Form UCC-1), dated a date prior to the initial Purchase Date, naming the Seller, as seller and assignor, the Purchaser, as purchaser and assignee, or other similar instruments or documents, duly filed under the Code or any comparable law of all jurisdictions as may be necessary or, in the opinion of the Purchaser, desirable to evidence and confirm the Purchaser's ownership interests in all Purchased Receivables which may be assigned hereunder;

     7. The Purchaser shall receive all monies owing to it under the Original Transfer Agreement and its commitment thereunder shall have been cancelled by the Seller in a writing delivered to the Purchaser and all parties shall have released any claims or interests under the Prior Agreements;

     8. Evidence of the right of the Seller to make ACH Authorizations; and

     9. an effective Fifth Amendment to the Syndicated Credit Agreement.

     Section 2. Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) shall be subject to the further conditions precedent that:

     1. on the date of such Purchase, the Seller shall have delivered to the Purchaser the Purchase Report;

     2. on the date of each Purchase the following statements shall be true and correct and the Seller, by accepting payment of the Purchase Price for each such Purchase, shall be deemed to have represented and warranted to the Purchaser that:

     3. The representations and warranties contained in Section 4.1 are true and correct in all material respects on and as of such date before and after giving effect to such Purchase and to the application of the proceeds therefrom, as though made on and as of such date; and

     4. no event has occurred and is continuing, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Purchase Termination or an Incipient Purchase Termination as a result of a breach of Sections 2.3, 2.7, 4.1(f), 5.1(g), 5.2(a), 5.3, 8.1 or 9.6; and

     5. (for all purposes of this clause (iii) capitalized terms have the meanings ascribed to them in the Syndicated Credit Agreement and not as they may otherwise be defined herein) the Commitments shall have terminated or the Company has requested Loans or Letters of Credit and the Required Banks refuse to make them available because a Default

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 5 or Event of Default under Section 10(a) of the Syndicated Credit Agreement shall have occurred and be continuing; and

     6. the Required Loss Discount Amount is received by the Purchaser.

                                   ARTICLE 4.

                         Representations and Warranties

     Section 1. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

     1. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified to do business, and is in good standing, in the State of Texas.

     2. The execution, delivery, and performance by the Seller of this Agreement and all other Related Documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, and the Seller's use of proceeds of the Purchases are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene the Seller's charter or by-laws or any law or any contractual restriction (including, without limitation, any provision in any contract relating to a Purchased Receivable regarding the sale or assignment of any party's rights or interests therein) binding on or affecting the Seller, and do not result in or require the creation of any Adverse Claim except as required or contemplated hereunder; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     3. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery, and performance by the Seller of this Agreement or any other Related Document, or for the protection of or the exercise by the Purchaser of its rights or remedies under this Agreement, except for the filing of the financing statements referred to hereunder that are necessary because Section 9.102(a)(2) of the Code makes the Code applicable to the sale of accounts, all of which, at the time required hereunder, shall have been duly made and shall be in full force and effect.

     4. This Agreement constitutes, and the other Related Documents when delivered hereunder shall constitute, the legal, valid, and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

     5. Each Purchased Receivable of the Seller is not a Disqualified Receivable and, if it is, will be repurchased in accordance with Section 2.7.

     6. Each Receivable of the Seller is owned by the Seller free and clear of any Adverse Claim. Upon each Purchase, the Purchaser shall acquire a valid 100 percent ownership interest in each Purchased Receivable, free and clear of any Adverse Claim. Only the filing in the office of the Secretary of State of Texas of financing statements that are necessary because Section 9.102(a)(2) of the Code makes the Code applicable to the sale of accounts are required to protect such interest and no effective financing statement or other instrument similar in effect covering any Purchased Receivable is on file in any recording office except such as may be filed in favor of (a) the Purchaser in accordance with this

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 6

     Agreement and (b) the lenders under the Syndicated Credit Agreement in respect of Permitted Encumbrances. The Purchase Report and the Required
Information related to each Receivable is complete and accurate, and the Receivables described therein will be valid, owing, and enforceable.

     7. The chief place of business and chief executive office of the Seller are located at the address of the Seller referred to in Section 9.2 hereof, and the offices where the Seller keeps all the Records are located at the addresses specified in Schedule I hereto. The Seller has no trade names, fictitious names, assumed names or "doing business as" names that would adversely affect the Agreement or the interest of the Purchaser in the Purchased Receivables.

     8. Each Purchase hereunder will constitute an "exempt transaction" within the meaning of Section 3(a)(3) Securities Act of 1933, as amended, and a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                                   ARTICLE 5.

                         General Covenants of the Seller

     Section 1. Affirmative Covenants of the Seller. From the date hereof until the later of the Termination Date or the Collection Date, the Seller will, unless the Purchaser shall otherwise consent in writing:

     1. Compliance with Laws, Etc. Comply in all material respects with all Applicable Laws that affect in a material way Purchased Receivables.

     2. Preservation of Corporate Existence. Preserve and maintain its corporate existence, good standing and privileges in the jurisdiction of its incorporation and in each jurisdiction where the failure to so preserve and maintain the same would materially adversely affect (i) the interests of the Purchaser hereunder or in the Receivables, (ii) the collectability of any Receivable or (iii) the ability of the Seller to perform its obligations hereunder.

     3. Audits. At any time and from time to time upon reasonable advance notice to the Seller prior to the occurrence of an Event of Purchase Termination (no such notice being required after an Event of Purchase Termination has occurred) and during regular business hours, permit the Purchaser, or its agents or representatives, to (i) examine and make copies of and abstracts from the Records relating to Purchased Receivables, and to (ii) visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Seller's performance hereunder or under any contracts related to Purchased Receivables with any of the officers or employees of the Seller having knowledge of such matters.

     4. Keeping of Records and Books of Account. Keep and maintain such Records relating to Purchased Receivables as are reasonably necessary for the collection of all Purchased Receivables (including, without limitation, the Required Information).

     5. Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with any contracts related to the Purchased Receivables, the failure with which to comply would adversely affect the Purchased Receivables or the Purchaser's ability to realize thereon.

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 7

     6. Location of Records. Keep its chief place of business and chief executive office, and the office where it keeps the Records, at the addresses referred to in Section 4. 1(g).

     7. Collections. Not submit an ACH Debit or otherwise attempt to collect from Obligors monies due on Purchased Receivables. If the Seller shall receive any Collections of Purchased Receivables, the Seller shall hold them in trust for the Purchaser and remit such Collections within one Business Day following the Seller's receipt thereof to Purchaser's Account.

     Section 2. Reporting Requirements of the Seller. From the date hereof until the later of the Termination Date or the Collection Date, the Seller will, unless the Purchaser shall otherwise consent in writing, furnish to the
Purchaser:

     1. as soon as possible and in any event within seven Business Days after any Responsible Officer of the Seller shall have actual knowledge of the occurrence of an Event of Purchase Termination or Incipient Purchase Termination continuing on the date of such statement, a statement on behalf of the Seller by a Responsible Officer setting forth details of such Event of Purchase Termination or Incipient Purchase Termination and the action which the Seller proposes to take with respect thereto; and

     2. promptly, from time to time, all information required to be provided to the agent or the lenders under the Syndicated Credit Agreement as it exists from time to time; but in the event the Syndicated Credit Agreement shall not be in effect or shall not require delivery of the items specified in Section 8.1 (a),
(b) and (c) of the Syndicated Credit Agreement as it exists on the Effective Date, the Seller shall nevertheless provide the same to the Purchaser at the times specified in the Syndicated Credit Agreement as in effect on the Effective Date.

     Section 3. Negative Covenants of the Seller. From the date hereof until the later of the Termination Date or the Collection Date, the Seller will not, unless the Purchaser shall otherwise consent in writing:

     Sales Encumbrances, Etc. Except as otherwise provided herein sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Purchased Receivable.

     Extension or Amendment of Purchased Receivables. Attempt to extend, amend, or otherwise modify any term of any Purchased Receivable.

     Change in Payment Instructions to Obligors. Make (or attempt to make) any change in instructions to Obligors regarding payments to be made on Purchased Receivables.

     Change in Corporate Name. Make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names that would adversely affect the Purchaser's interest in Purchased Receivables, unless prior to the effective date of any such name change or use, the Seller delivers to the Purchaser such financing statements (Form UCC-1 and/or UCC-3) executed by the Seller which the Purchaser may request to reflect such name change or use, together with such other documents and instruments that the Seller may request in connection therewith.

     Accounting of Purchases. Prepare any financial statements, tax returns or schedules which shall account for the Purchases in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser, or in any other respect account for or

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 8 treat the Purchase (for any purpose including but not limited to accounting or tax reporting purposes) in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser.

                                   ARTICLE 6.

                         Administration and Collection

     Section 1. Concerning the Purchaser.

     The Purchaser may notify at any time the Obligors of Purchased Receivables, or any of them, of the ownership of Purchased Receivables by the Purchaser.

     At any time:

     The Purchaser may notify the Obligors of the Purchased Receivables, or any of them, that payment of all amounts payable under any such Purchased Receivable is to be made directly to the Purchaser or its designee.

     The Seller shall, at the Purchaser's request and at the Seller's expense, give notice of the Purchaser's ownership of Purchased Receivables to each Obligor and notify such Obligors that payments under any such Purchased Receivables be made directly to the Purchaser or its designee.

     The Seller shall, at the Purchaser's request, (A) assemble all Records relating to Purchased Receivables, and shall make the same available to the Purchaser at the Seller's chief executive office, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Purchased Receivables in a manner acceptable to the Purchaser and shall, promptly upon receipt, remit all such cash, checks and investments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or its designee.

     The Purchaser may take any and all steps in the Seller's name or on behalf of the Seller necessary or desirable, in the determination of the Purchaser, to collect all amounts due under any and all Purchased Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Purchased Receivables, enforcing such Purchased Receivables and adjusting, settling or compromising the account or payment thereof, in the same manner and to the same extent as the Seller might have done, its being contemplated that the foregoing will only be necessary if ACH Debits are not honored.

     The Purchaser shall not have any obligation or liability with respect to any Receivables or related contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Seller thereunder.

     Section 2. Notice of Action. The Purchaser agrees to notify the Seller of legal proceedings or collection actions (other than ACH Debits) against Obligors of Purchased Receivables before commencing the same unless such delay could have a material adverse effect on the Purchaser. The Seller agrees to keep any information received hereunder strictly confidential and shall not notify any Obligor of such information.

     Section 3. Effect of Erroneous ACH Debits. The Purchaser agrees to hold the Seller harmless from direct actual damages caused by its gross negligence or willful misconduct in making ACH Debit entries; provided, however, that, if such damages result from rejection of an ACH Debit of the Seller (which cannot be in respect of Purchased

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 9

     Receivables), the Seller shall first have used its best efforts to collect such amount from the Obligor thereof. In addition, the Purchaser agrees to use reasonable good faith efforts to correct mistakes.

                                   ARTICLE 7.

                         Events of Purchase Termination

     Section 1. Events of Purchase Termination. If any of the following events ("Events of Purchase Termination") shall occur and be continuing:

     Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under Article 4 of this Agreement shall prove to have been false or incorrect in any material respect when made or deemed made or any other representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any Related Document shall have been false or incorrect in any material respect when made and the same shall not have been cured within 15 Business Days after written notice from the Purchaser to the Seller; or

     The Seller shall fail to perform or observe any covenant or agreement, on its part to be performed, in Section 2.3, 2.7, 4.1(f), 5.1(g), 5.2(a), 5.3, 8.1
or 9.6 and the same shall not have been remedied after seven Business Days notice from the Purchaser to the Seller; or

     The Seller shall fail to perform or observe any other covenant or agreement contained in this Agreement or any other Related Document, on its part to be performed or observed and the same shall not have been remedied within 25 Business Days after written notice from the Purchaser to the Seller; or

     Amounts owing by the Seller under the Syndicated Credit Agreement shall become due and payable prior to their stated maturity;

     then, and in any such event, the Purchaser shall, by notice to the Seller in writing or by telephone (confirmed in writing) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice, or other formalities of any kind, all of which are hereby expressly waived by the Seller, and the obligation of the Purchaser to purchase Receivables from the Seller shall terminate.

                                   ARTICLE 8.

                                 Indemnification

     Section 1.INDEMNITIES BY THE SELLER. WITHOUT LIMITING ANY OTHER RIGHTS WHICH THE PURCHASER MAY HAVE HEREUNDER OR UNDER APPLICABLE LAW, THE SELLER HEREBY AGREES TO HOLD HARMLESS AND INDEMNIFY THE PURCHASER FROM AND AGAINST ANY AND ALL DIRECT AND INDIRECT DAMAGES, LOSSES, CLAIMS, LIABILITIES AND RELATED COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS (ALL OF THE FOREGOING BEING COLLECTIVELY REFERRED TO AS "INDEMNIFIED AMOUNTS") ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE USE OF PROCEEDS OF PURCHASES OR THE OWNERSHIP OF PURCHASED RECEIVABLES OR IN RESPECT OF ANY CONTRACT, EXCLUDING, HOWEVER, INDEMNIFIED AMOUNTS (A) TO THE EXTENT RESULTING FROM GROSS NEGLIGENCE OR

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 10

     WILLFUL MISCONDUCT ON THE PART OF THE PURCHASER OR (B) ANY INCOME TAXES INCURRED BY THE PURCHASER ARISING OUT OF OR AS A RESULT OF THIS AGREEMENT OR THE OWNERSHIP OF PURCHASED RECEIVABLES OR ANY CONTRACT. WITHOUT LIMITING OR BEING LIMITED TO THE FOREGOING, THE SELLER SHALL PAY ON DEMAND TO THE PURCHASER ANY AND ALL AMOUNTS NECESSARY TO INDEMNIFY THE PURCHASER FOR INDEMNIFIED AMOUNTS RELATING TO OR RESULTING FROM:

     RELIANCE ON ANY REPRESENTATION OR WARRANTY MADE OR DEEMED MADE BY THE SELLER (OR ANY OF ITS OFFICERS) UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED DOCUMENT, OR ANY INFORMATION OR REPORT DELIVERED BY THE SELLER PURSUANT HERETO, WHICH SHALL HAVE BEEN FALSE OR INCORRECT IN ANY MATERIAL RESPECT WHEN MADE OR DEEMED MADE OR DELIVERED;

     THE FAILURE BY THE SELLER TO COMPLY WITH ANY TERM, PROVISION OR COVENANT CONTAINED IN THIS AGREEMENT OR ANY RELATED DOCUMENT OR WITH ANY APPLICABLE LAW WITH RESPECT TO ANY PURCHASED RECEIVABLE, THE RELATED CONTRACT OR THE RELATED SECURITY, OR THE NONCONFORMITY OF ANY PURCHASED RECEIVABLE, THE RELATED CONTRACT OR THE RELATED SECURITY WITH ANY SUCH APPLICABLE LAW;

     THE FAILURE TO VEST IN THE PURCHASER, OR TO MAINTAIN VESTED IN THE PURCHASER (UNLESS SUCH FAILURE IS SOLELY DUE TO ANY ACT OF, OR ANY FAILURE TO ACT BY, THE PURCHASER), OR TO TRANSFER TO THE PURCHASER, LEGAL AND EQUITABLE TITLE TO AND OWNERSHIP OF THE PURCHASED RECEIVABLES WHICH ARE, OR ARE PURPORTED TO BE, PURCHASED RECEIVABLES, TOGETHER WITH ALL COLLECTIONS OF PURCHASED RECEIVABLES AND RELATED SECURITY IN RESPECT THEREOF, FREE AND CLEAR OF ANY ADVERSE CLAIM (EXCEPT AS PERMITTED HEREUNDER) WHETHER EXISTING AT THE TIME OF THE PURCHASE OF SUCH RECEIVABLES OR AT ANY TIME THEREAFTER;

     THE FAILURE OF THE SELLER TO FILE, OR ANY DELAY OF THE SELLER IN FILING, FINANCING STATEMENTS OR OTHER SIMILAR INSTRUMENTS OR DOCUMENTS UNDER THE CODE OF ANY APPLICABLE JURISDICTION OR OTHER APPLICABLE LAWS AGAINST THE SELLER WITH RESPECT TO ANY PURCHASED RECEIVABLES WHICH ARE, OR ARE PURPORTED TO BE, PURCHASED RECEIVABLES, TOGETHER WITH ALL COLLECTIONS OF PURCHASED RECEIVABLES AND RELATED SECURITY IN RESPECT THEREOF, WHETHER AT THE TIME OF ANY PURCHASE OR AT ANY TIME THEREAFTER;

     ANY DISPUTE, CLAIM, OFFSET OR DEFENSE (OTHER THAN DISCHARGE IN BANKRUPTCY OF THE OBLIGOR) OF THE OBLIGOR TO THE PAYMENT OF ANY PURCHASED RECEIVABLE (INCLUDING, WITHOUT LIMITATION, A DEFENSE BASED ON SUCH RECEIVABLE OR THE RELATED CONTRACT NOT BEING A LEGAL, VALID AND BINDING OBLIGATION OF SUCH OBLIGOR ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS), OR ANY OTHER CLAIM RESULTING FROM THE SALE OF THE GOODS, MERCHANDISE, OR SERVICES RELATED TO SUCH RECEIVABLE OR THE

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 11

     FURNISHING OR FAILURE TO FURNISH SUCH GOODS, MERCHANDISE OR SERVICES;

     ANY PRODUCTS LIABILITY CLAIM OR PERSONAL INJURY OR PROPERTY DAMAGE SUIT OR OTHER SIMILAR OR RELATED CLAIM OR ACTION OF WHATEVER SORT ARISING OUT OF OR IN CONNECTION WITH GOODS, MERCHANDISE OR SERVICES WHICH ARE THE SUBJECT OF ANY PURCHASED RECEIVABLE OR CONTRACT;

     THE FAILURE TO PAY WHEN DUE ANY TAXES OWED BY THE SELLER OR IMPOSED ON THE PURCHASE AND SALE OF THE RECEIVABLES PROVIDED FOR HEREIN (EXCLUDING ONLY ANY TAX ON THE INCOME OF THE PURCHASER), INCLUDING WITHOUT LIMITATION, SALES, EXCISE OR PERSONAL PROPERTY TAXES, PAYABLE IN CONNECTION WITH THE PURCHASED RECEIVABLES;

     ANY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO THIS AGREEMENT OR THE USE OF PROCEEDS OF THE PURCHASES OR THE OWNERSHIP OF PURCHASED RECEIVABLES OR IN RESPECT OF ANY RELATED SECURITY OR ANY CONTRACT;

     THE COMMINGLING OF COLLECTIONS OF PURCHASED RECEIVABLES AT ANY TIME WITH OTHER FUNDS; AND/OR

     ANY CONTRAVENTION OF ANY CONTRACTUAL OR LEGAL RESTRICTION CONTAINED IN ANY CONTRACT BY THE EXECUTION, DELIVERY OR PERFORMANCE BY THE SELLER OF THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR BY ANY PURCHASE HEREUNDER OR BY THE SELLER'S USE OF THE PROCEEDS OF ANY PURCHASE.

     ANY AMOUNTS SUBJECT TO THE INDEMNIFICATION PROVISIONS OF THIS SECTION 8.1 SHALL BE PAID BY THE SELLER TO THE PURCHASER WITHIN FIVE BUSINESS DAYS FOLLOWING THE PURCHASER'S DEMAND THEREFOR.

     Section 2. Notice; Participation. The Purchaser shall endeavor to notify the Seller promptly of any claim that would give rise to an Indemnified Amount and shall allow the Seller to consult with it (at the Seller's expense) regarding the defense. In the event the Seller provides the Purchaser with satisfactory security the Purchaser deems adequate to protect it from Indemnified Amounts, the Seller may participate directly in the defense.

                                    ARTICLE 9

                                  Miscellaneous

     Section 1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party herefrom, shall in any event be effective unless the same shall be consented to in writing and signed by the Seller and the Purchaser (with respect to an amendment) or the Purchaser (with respect to a waiver or consent by it) or the Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 12 constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     Section 2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein be in writing (including telecopier, telegraphic, telex, cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mail, telecopied, delivered to the telegraph company, confirmed by telex answer back or delivered to the cable company, respectively, in each case addressed as aforesaid.

     Section 3. No Waiver, Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder or under any other Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law. Without limiting the foregoing, the Purchaser is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time due and owing by the Purchaser to or for the credit or the account of the Seller against any and all of the obligations of the Seller, now or hereafter existing under this Agreement or under any agreement executed pursuant hereto, to the Purchaser or its successors and assigns irrespective of whether or not demand therefore shall have been made under this Agreement or under any agreement executed pursuant hereto and although such obligations may be contingent and unmatured. The Seller acknowledges that the rights of the Purchaser or its successors and assigns described in this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) such parties may have under law.

     Section 4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall have occurred; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article 4 and the indemnification provisions of Article 8 and Section 9.6 shall be continuing and shall survive any termination of this Agreement.

     Section 5. Governing Law. This Agreement and the other Related Documents shall be governed by, and construed in accordance with, the laws of the State of Texas and the federal laws of the United States.

     Section 6. Costs, Expenses and Taxes.

     The Seller further agrees to pay all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Purchaser in connection with (i) the preparation, negotiation or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Related Documents and the other documents to be delivered hereunder or of any of the rights of the Purchaser

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 13 hereunder, (ii) the exercise of any of the rights of the Purchaser hereunder, (iii) the failure by the Seller to perform or observe any of the provisions hereof or (iv) making ACH Debits.

     In addition, the Seller shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by the Purchaser, including, without limitation, the cost of auditing the Purchaser's books by certified public accountants, the taxes (excluding income taxes) resulting from the Purchaser's operations, and the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect to (i) advising the Purchaser as to its rights and remedies under this Agreement, (ii) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Related Documents and the other documents to be delivered hereunder or (iii) advising the Purchaser as to matters relating to the Purchaser's operations.

     Section 7. No Proceedings. The Seller hereby agrees that it will not assert or support any challenge to the ownership interest of Purchaser in the Purchased Receivables or to the true sale of the Purchased Receivables by the Seller to the Purchaser, but will at all times defend and support the Purchaser's ownership of all right, title and interest in and to such Purchased Receivables and all proceeds thereof.

     Section 8. Severability of Provisions. Any provision of this Agreement or of any other document to be delivered hereunder which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 10. Table of Contents and Descriptive Headings. The table of contents and descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 11. Savings Clause.

     It is the intention of the parties hereto to comply with Applicable Laws and it is the further intention of the parties that this is an account purchase transaction and not a transaction for the use, forbearance or detention of money. If, however, in light of the parties intention to comply with all Applicable Laws, a court of competent jurisdiction shall not give effect to the parties intentions and agreements, the following provisions shall apply;

     It is agreed that notwithstanding any provisions to the contrary in this Agreement or in any of the documents executed in connection herewith or otherwise relating hereto, in no event shall this Agreement or such instruments or documents require the payment or permit the collection of interest, as defined under Applicable Laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under this Agreement, or under the terms of any of the documents executed in connection herewith or otherwise relating hereto, or if the maturity of any obligation is accelerated in whole or in part, or in the event that amount shall be prepaid, so that under any of such circumstances the amount of any interest contracted for, charged or received under this Agreement, or under any of such documents or instrument, shall exceed the maximum amount of interest permitted by Applicable Laws, then in any such event (i) the provisions of this Section shall govern and control, (ii) neither any Seller nor any other Person

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 14 shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under Applicable Laws, (iii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount hereof or refunded to the Person paying the same, at the Purchaser's option, and (iv) any effective rate of interest shall be automatically reduced to the maximum lawful rate that may be contracted for, charge or received under Applicable Law as now or hereafter construed by the courts having jurisdiction thereof. In the unlikely event that calculations of the rate of interest are necessary, the parties agree that the most liberal rules permitted by Applicable Law for amortizing, prorating, allocating and spreading shall be used.

     Section 12. DTPA WAIVER. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW FROM TIME TO TIME IN EFFECT, THE SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER THE SELLER HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEXAS BUSINESS AND COMMERCE CODE, CHAPTER 17, SECTION 17.41-17.63).

     Section 13. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE RELATED DOCUMENTS AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 14. Arbitration Program. The parties agree to be bound by the terms and conditions of the current arbitration program of the Purchaser, which is incorporated here and by reference and acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party. Purchaser uses the Arbitration Program regularly in its contracts and the same provides for any arbitration to be administered by the American Arbitration Association.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                                PURCHASER:

COLOR TILE, INC.                       FIRST INTERSTATE BANK OF TEXAS, N.A.

By:  /s/ Bart A. Brown, Jr.            By:  /s/ Roger Fruendt
Name:  Bart A. Brown, Jr.              Name: Roger Fruendt
Title: Chief Executive Officer         Title:  Vice President
       and President

Address:  515 Houston Street,          Address:  Fourth Floor
          Fort Worth, Texas  76102               900 Town & Country Lane
Attention:  Chief Financial Officer              Houston, Texas 77024

              RECEIVABLES PURCHASE AND TRANSFER AGREEMENT - Page 15

                                   APPENDIX A

                                   Definitions

     "ACH Authorization" means written authorization from the Seller to the Purchaser pursuant to which the Seller authorizes the Purchaser to debit accounts of Obligors in order to collect Purchased Receivables, as permitted in the Seller's franchise agreements with Obligors.

     "ACH Debit" means an automated cleainghouse entry to debit the account of a Person.

     "Adverse Claim" means any claim of ownership or any Encumbrance or other charge, encumbrance, or other type of preferential arrangement having the effect of an Encumbrance.

     "Affiliate" means as to any Person, any other Person that (i) directly or indirectly, is in control of, is controlled by or is under common control with such Person or (ii) is a director or officer of such Person or of any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

     "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

     "Agreement" means the Receivables Purchase and Transfer Agreement dated as of September 20, 1995 between the Seller and the Purchaser, as it may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "Applicable Law" means all provisions of statutes, rules, regulations and orders of a Governmental Authority applicable to a Person and decisional authority, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code (or any successor statute).

     "Billed Amount" means, with respect to any Receivable, the amount billed to the related Obligor with respect thereto.

     "Billing Date" means the date on which the claim with respect to a Receivable was mailed to the related Obligor.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized to be closed in the State of Texas or a day on which the Purchaser is closed for business.

     "Code" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

     "Collection Date" means the date following the Termination Date on which Purchaser has received all amounts payable to the Purchaser under this Agreement, the Purchased Receivables, and the other Related Documents.

APPENDIX A - Page 1

     "Collections" means, with respect to any Receivable, all cash collections (whether through ACH Debit or otherwise) and other cash proceeds of such Receivable.

     "Commitment" means the Purchaser's obligation to make Purchases hereunder.

     "Commitment Amount" means $2,000,000.

     "Defaulted Receivable" means a Purchased Receivable:

     (a) as to which any payment, or part thereof, remains unpaid for more than 28 days from the Billing Date;

     (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in clause (c) (xi) of the definition of "Disqualified Receivable"; or

     (c) which, consistent with the Seller's customary policies, would be classified as delinquent by the Seller or would be written off the Seller's books as uncollectible.

     "Deferred Purchase Price" means, on each Purchase Date and the Collection Date, an amount equal to the Excess Loss Discount Reserve Amount.

     "Deficiency Discount Amount" means, on each Settlement Date, an amount equal to the Outstanding Balance of each Defaulted Receivable less the amount of any Loss Discount Reserve Charge against the Outstanding Balance thereof times the Deficiency Discount.

     "Deficiency Discount" means 1.27 percent.

     "Disqualified Receivable" means any Receivable (a) which is fictitious or fraudulent, (b) would be a Defaulted Receivable upon Purchase, or (c) that:

     1. is more than 30 days from the Billing Date;

     2. is not for the completed sale of inventory that has been delivered to the Obligor and is otherwise sold in the ordinary course of the Seller's business;

     3. with respect to any Receivables of an Obligor, exceeds 10% of all Purchased Receivables that are not Disqualified Receivables;

     4. is from an Obligor or Affiliated Obligor with an Outstanding Balance that is past due;

     5. is not payable in Dollars;

     6. is not an "account" under the Code that constitutes rights fully earned by performance;

     7. is from a Person not domiciled in the United States;

     8. is an intercompany Receivable;

     9. is a Receivable from employees;

APPENDIX A - Page 2

     10. is subject to an Adverse Claim asserted by an Obligor with respect to any Receivable or otherwise against the Seller (unless such Adverse Claim results from actions of the Purchaser);

     11. is owing by an Obligor who is subject of any bankruptcy, insolvency or receivership proceedings;.

     12. is a contra account;

     13. is a foreign Receivable;

     14. is a Receivable from a Governmental Authority;

     15. represents a retainage, consignment, bill and hold, or prebilling Receivable;

     16. is a Receivable from an Obligor that has had an ACH Debit chargeback (other than as a result of a good faith mistake or as a result of a chargeback because of a deficiency of $50 or less) in the preceding six months; and/or

     "Dollar" and "$" means lawful currency of the United States of America.

     "Effective  Date"  means  the date on which  the  conditions  precedent  in
Section 3.1 are met and all Schedules to the Agreement have been attached to the Agreement and provided to the Purchaser.

     "Encumbrance" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Event of Purchase  Termination"  has the meaning  assigned to that term in
Section 7.1.

     "Excess Loss Discount Reserve Amount" means, on each Settlement Date, the amount, if any, of Loss Discount Reserve Amount in excess of the Required Loss Reserve Discount Amount.

     "Funding Discount" means, with respect to any Purchased Receivable having a maturity of more than 21 days from Purchase, 769/1000 of one percent; with respect to any Purchased Receivable having a maturity of between 15 and 21 days from Purchase, 578/1000 of one percent; with respect to any Purchased Receivable having a maturity of between eight and 14 days from Purchase, 385/1000 of one percent; and with respect to any Purchased Receivable having a maturity of between one and seven days from Purchase, 193/1000 of one percent.

     "Governmental Authority" means the United States of America, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

     "Incipient Purchase Termination" means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Purchase Termination.

     "Indemnified Amounts" has the meaning specified in Section 8.1.

APPENDIX A - Page 3

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "Loss Discount" means 20 percent.

     "Loss Discount Reserve Amount" means, on each Settlement Date, the PR; where PR equals the sum of

     (a) the previous Loss Discount Reserve Amount after giving effect to Loss Discount Reserve Charges to the next preceding Settlement Date (or the Unpaid Balance times the Loss Discount in the case of the first Settlement Date), less

     (b) Loss Discount Reserve Charges made at the present Settlement Date, plus

     (c) Collections of Purchased Receivables received since the preceding Settlement Date on account of Defaulted Receivables that were Loss Discount Reserve Charges (netting any Deficiency Discount Amounts).

     "Loss Discount Reserve Charges" are charges against the Loss Discount Reserve Amount for Deficiency Discount Amounts and in respect of Defaulted Receivables.

     "Obligor" means a Person obligated to make payments pursuant to a Receivable.

     "Outstanding Balance" of any Receivable at any time means an amount (not less than zero) equal to (a) its Billed Amount minus (b) all payments received by the Purchaser from the Obligor with respect thereto; provided, that if the Purchaser makes a determination that all payments by the Obligor with respect to such Receivable have been made, the Outstanding Balance shall be zero.

     "Permitted Encumbrances" means (a) Encumbrances created by this Agreement and (b) Encumbrances in favor of the lenders under the Syndicated Credit Agreement that are, as to the Receivables, automatically released upon their becoming Purchased Receivables.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any agency or political subdivision thereof.

     "Purchase" means a purchase by the Purchaser of a Receivable from the Seller pursuant to Section 2.1.

     "Purchase Date" means the Effective Date and every second Business Day of each week until the Termination Date on which the Purchaser purchases Receivables from the Seller pursuant to this Agreement as evidenced by the Purchase Report.

     "Purchase Discount Percentage" means, as of any Purchase Date, a percentage equal to the total of (a) the Funding Discount, and (b) the Loss Discount.

     "Purchase Price" means, on any Purchase Date for any Receivable to be purchased by Purchaser hereunder, an amount equal to the difference between (a) the Outstanding Balance of such Receivable minus (b) the sum of (i) the Outstanding Balance of

APPENDIX A - Page 4
     such Receivable multiplied by the Loss Discount and (ii) the difference between (a) and (b)(i) multiplied by the Funding Discount.

     "Purchase Report" means a weekly report from Seller to Purchaser evidencing the Purchased Receivables for such week which (a) identifies the Receivables being sold to Purchaser by means of information in documentation in the form of
Schedule II, an (b) specifies the aggregate amount by Dollars of Receivables being purchased by Purchaser for such week and (c) provides the Required Information.

     "Purchased Receivable" means any Receivable that has been sold by the Seller to the Purchaser pursuant to this Agreement.

     "Purchaser's Account" means the deposit account owned by and in the name of the Purchaser, styled "CT Transferred Receivables Account," into which all Collections in respect of Purchased Receivables shall be deposited or any substitute account approved by the Purchaser.

     "Receivable" means:

     1. an account receivable billed to an Obligor by the Seller, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

     2. all Related Security from Obligors;

     3. all Collections with respect to any of the foregoing;

     4. all Records with respect to any of the foregoing necessary to protect the Purchaser's rights or effect Collections of the Purchased Receivables; and

     5. all proceeds of any of the foregoing.

     "Records" means all contracts and other documents, books, records, general intangibles, and other information (including without limitation, tapes, disks, punch cards, and related property and rights to the extent owned by the Seller and segregated or capable of segregation) maintained with respect to Receivables (including Purchased Receivables) and related Obligors.

     "Related   Documents"   means  this  Agreement  and  all  other  documents,
instruments, agreements, and certificates executed pursuant to or in connection with this Agreement.

     "Related Security" means with respect to any Receivable:

     (a) all of the Seller's interest in services if any, relating to the sale which gave rise to the amount owed by the Obligor under such Receivable;

     (b) all other Encumbrances and property subject thereto or associated therewith from time to time purporting to secure payment of the amount owed by the Obligor under such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

APPENDIX A - Page 5

     (c) the assignment to the Purchaser of all Code financing statements covering any collateral securing payment of such Receivable;

     (d) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds thereof, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to a contract related to such Receivable or otherwise; and

     (e) all Records, and all proceeds of the foregoing.

     "Required Information" means, with respect to a Receivable, (a) the Obligor, its address (if not previously provided to the Seller), its account number and its bank's ABA routing number, and any other ACH Debit information requested by the Purchaser, (b) any identification code used by the Seller, if applicable, (c) an ACH Authorization (including the date upon which the ACH Debit may be made), (d) the Billed Amount, and (e) the Billing Date.

     "Required Loss Discount Reserve Amount" means at all times an amount equal to the Unpaid Balance times the Loss Discount.

     "Responsible Officer" means, with respect to any Person, its Chairman, Chief Executive Officer, the President, the Chief Financial Officer, the Vice President-Finance; and the Vice President-Controller.

     "Settlement Date" means each Purchase Date (before giving effect to any Purchases on such date) and the Collection Date.

     "Syndicated Credit Agreement" means the Credit Agreement, dated November 27, 1991, between the Seller, Chemical Bank, as agent, and the other financial institutions from time to time party thereto, as the same may be amended, modified, supplemented, and in effect from time to time.

     "Termination Date" means the earliest of (i) the declaration or automatic occurrence of the Termination Date pursuant to Section 7. 1, (ii) written notice from the Seller cancelling the Purchaser's obligation to make future Purchases,
(iii) March 31, 1997, (iv) commencement of a proceeding by or against the Seller under the Bankruptcy Code or (v) the commitments under the Syndicated Credit Agreement shall not be outstanding or there shall not be any amounts owing thereunder.

     "Unpaid Balance" means an amount (not less than zero) equal to the Outstanding Balance of all Purchased Receivables.

APPENDIX A - Page 6

                                   SCHEDULE I

                               Location of Records



                [Schedule available at the Company upon request.]

APPENDIX A - Page 1

                                 SCHEDULE 2.1(a)

                      List of Initial Purchased Receivables



                [Schedule available at the Company upon request.]

                                   SCHEDULE II

                                 PURCHASE REPORT



                [Schedule available at the Company upon request.]